Exhibit 10.5

Form of Award Notice

[The information set forth in this Award Notice will be contained on the related pages on Merrill Lynch Benefits Website (or the website of any successor company to Merrill Lynch Bank & Trust Co., FSB). This Award Notice shall be replaced by the equivalent pages on such website. References to Award Notice in this Agreement shall then refer to the equivalent pages on such website.]

This notice of Award (the “Award Notice”) sets forth certain details relating to the grant by the Company to you of the Award identified below, pursuant to the Plan. The terms of this Award Notice are incorporated into the Agreement that accompanies this Award Notice and made part of the Agreement. Capitalized terms used in this Award Notice that are not otherwise defined in this Award Notice have the meanings given to such terms in the Agreement.

Employee:
Employee ID:
Address:
Award Type:
Grant ID:

Plan:	Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time
Grant Date:

Grant Price:	$________
Number of Shares:
Number of Units

Vesting Date:	Means the vesting date indicated in the Vesting Schedule

Vesting Schedule:	Means the schedule of vesting set forth under Vesting Details

Vesting Details:	Means the presentation (tabular or otherwise) of the Vesting Date and the quantity of Shares vesting

IMPORTANT NOTICE REGARDING ACCEPTANCE OF THE AWARD AND THE REQUIREMENT TO OPEN A BROKERAGE ACCOUNT1:

RESIDENTS OF THE U.S. AND PUERTO RICO: Please read this Award Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully.  If you, as a resident of the U.S. or Puerto Rico, do not wish to receive this Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Award by contacting the Merrill Lynch call center (800) 97AMGEN (800-972-6436) within the U.S., Puerto Rico and Canada or +1 (609) 818-8910 from all other countries (Merrill Lynch will accept the charges for your call) no later than the forty-fifth calendar day following the day on which this Award Notice is made available to you, in which case the Award will be cancelled. For the purpose of determining the forty-five calendar days, Day 1 will be the day immediately following the day on which this Award Notice is made available to you. Your failure to notify the Company of your rejection of the Award within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents. If you agree to the terms and conditions of your grant and you desire to accept it, then no further action is needed on your part to accept the grant. However, you must still open a brokerage account as directed by the Company, by 1:00 pm Pacific Time on or before the date that is 11 months after the date of grant. This step is necessary to process transactions related to your equity grant. If you do not open a brokerage account by this deadline, your grant will be cancelled.
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1 . This provision is only for use on the form of grant used for the U.S. and Puerto Rico.

RESTRICTED STOCK UNIT AGREEMENT

THE SPECIFIC TERMS OF YOUR GRANT OF RESTRICTED STOCK UNITS ARE FOUND IN THE PAGES RELATING TO THE GRANT OF RESTRICTED STOCK UNITS FOUND ON MERRILL LYNCH BENEFITS WEBSITE (OR THE WEBSITE OF ANY SUCCESSOR COMPANY TO MERRILL LYNCH BANK & TRUST CO., FSB) (THE “AWARD NOTICE”) WHICH ACCOMPANIES THIS DOCUMENT. THE TERMS OF THE AWARD NOTICE ARE INCORPORATED INTO THIS RESTRICTED STOCK UNIT AGREEMENT.

On the Grant Date specified in the Award Notice, Amgen Inc., a Delaware corporation (the “Company”), has granted to you, the grantee named in the Award Notice, under the Amgen Inc. Amended and Restated 2009 Equity Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Number of Units with respect to the number of shares of the $0.0001 par value common stock of the Company (the “Shares”) specified in the Award Notice, on the terms and conditions set forth in this Restricted Stock Unit Agreement, any special terms and conditions for your country set forth in the attached Appendix A and the Award Notice (together, the “Agreement”). The Units shall constitute Restricted Stock Units under Section 9.5 of the Plan, which is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

I.Vesting Schedule and Termination of Units.

a.
General. Subject to the terms and conditions of this Agreement, on each Vesting Date, the Number of Units indicated on the Vesting Schedule shall vest, provided that you have remained continuously and actively employed with the Company or an Affiliate (as defined in the Plan) through each applicable Vesting Date, unless (i) [your employment has terminated due to your Voluntary Termination (as defined in paragraph (d) of this Section I below) ]*[2], [(ii)] you experience a Qualified Termination (as defined below), or (iii)[(ii)] as otherwise determined by the Company in the exercise of its discretion as provided in paragraph (f) of this Section I. The Units represent an unfunded, unsecured promise by the Company to deliver Shares. Only whole Shares shall be issued upon vesting of the Units, and the Company shall be under no obligation to issue any fractional Shares to you. If your employment with the Company or an Affiliate is terminated for any reason or for no reason, including if your active employment is terminated by the Company or an Affiliate without Cause (as defined below), or in the event of any other termination of your active employment caused directly or indirectly by the Company or an Affiliate, except as otherwise provided in paragraphs (b), (c), [(d), ]*(1) (e) or (f) of this Section I below, your unvested Units shall automatically expire and terminate on the date of termination of your active employment. Notwithstanding anything herein to the contrary, the Vesting Schedule may be accelerated (by notice in writing) by the Company in its sole discretion at any time during the term of the Units. In addition, if not prohibited by local law, vesting may be suspended by the Company in its sole discretion during a leave of absence as provided from time to time according to Company policies and practices.

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2 Paragraph (d) of Section I of this Agreement is not applicable to awards identified by the Administrator as new hire, retention, special or promotion grants and the provisions of such paragraph shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

b.
Permanent and Total Disability. Notwithstanding the provisions in paragraph (a) above, if your employment with the Company or an Affiliate terminates due to your Permanent and Total Disability (as defined below), then the vesting of Units granted under this Agreement shall be accelerated, subject to your execution of a general release and waiver in a form provided by the Company, to vest as of the day immediately preceding such termination of your employment with respect to all Units granted hereunder, except that if the Units were granted in the calendar year in which such termination occurs, the Units shall be accelerated to vest with respect to a number of Units equal to the number of Units subject to this Agreement multiplied by a fraction, the numerator of which is the number of complete months you remained continuously and actively employed during such calendar year, and the denominator of which is twelve (12).

c.
Death. Notwithstanding the provisions in paragraph (a) above, if your employment with the Company or an Affiliate terminates due to your death, then the vesting of Units granted under this Agreement shall be accelerated to vest as of the day immediately preceding your death with respect to all Units granted hereunder, except that if the Units were granted in the calendar year in which your death occurs the Units shall be accelerated to vest with respect to a number of Units equal to the number of Units subject to this Agreement multiplied by a fraction, the numerator of which is the number of complete months you remained continuously and actively employed during such calendar year, and the denominator of which is twelve (12).

d.
[Retirement. Notwithstanding the provisions in paragraph (a) above, if you terminate your employment with the Company or an Affiliate due to your voluntary termination (and such voluntary termination is not the result of Permanent and Total Disability (as defined below)) after you are at least sixty-five (65) years of age, or after you are at least fifty-five (55) years of age and have been an employee of the Company and/or an Affiliate for at least ten (10) years in the aggregate as determined by the Company in its sole discretion according to Company policies and practices as in effect from time to time (“Voluntary Termination”), then the Units will vest pursuant to the Vesting Schedule without regard to the termination of employment prior to the Vesting Date, subject to your execution of a general release and waiver in a form provided by the Company, with respect to all Units granted hereunder; provided, however, that if the Units were granted in the calendar year in which the Voluntary Termination occurs, the Units will vest pursuant to the Vesting Schedule provided in the Award Notice only with respect to a number of Units equal to the number of Units subject to this Agreement multiplied by a fraction, the numerator of which is the number of complete months you remained continuously and actively employed during such calendar year, and the denominator of which is twelve (12); notwithstanding the definition of Voluntary Termination set forth above, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment upon Voluntary Termination described above being deemed unlawful and/or discriminatory, then the Committee will not apply the favorable treatment described above.][Reserved]*[3]

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3 Paragraph( d) of Section I of this Agreement is not applicable to awards identified by the Administrator as new hire, retention, special or promotion grants and the provisions of such paragraph shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

e.
Qualified Termination after a Change of Control. Notwithstanding the provisions in paragraph (a) above, in the event of a Qualified Termination (as defined below), then, to the extent permitted by applicable law, the vesting of Units granted under this Agreement shall be accelerated to vest as of the day immediately prior to the Qualified Termination.

f.
Continued Vesting. Notwithstanding the provisions in paragraph (a) above, the Company may in its sole discretion at any time during the term of this Agreement, in writing, otherwise provide that the Units will vest pursuant to the Vesting Schedule without regard to the termination of employment prior to the Vesting Date, subject to any terms and conditions that the Company may determine.

For purposes of this Agreement:

(i) “termination of your active employment” shall mean the last date that you are either an active employee of the Company or an Affiliate or actively engaged as a Director of the Company or an Affiliate; in the event of termination of your employment (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are working or the terms of your employment agreement, if any), your right to receive Units and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services and will not be extended by any notice period mandated under local law (e.g., active employment would not include any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any). The Company shall have exclusive discretion to determine when you are no longer actively providing services for purposes of the Units (including whether you may still be considered to be providing services while on a leave of absence);

(ii) “Cause” shall mean (i) your conviction of a felony (or similar crime under applicable law, as determined by the Company), or (ii) your engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties, resulting, in either case, in material economic harm to the Company or any Affiliate, unless you believed in good faith that such conduct was in, or not contrary to, the best interests of the Company or any Affiliate. For purposes of clause (ii) above, no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith;

(iii) “Permanent and Total Disability” shall have the meaning ascribed to such term under Section 22(e)(3) of the Code and with such permanent and total disability being certified prior to termination of your employment by (i) the U.S. Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate, (iii) such other body having the relevant decision-making power applicable to an Affiliate, or (iv) an independent medical advisor appointed by the Company in its sole discretion, as applicable, in any such case;

(iv) “Qualified Termination” shall mean

(a)
if you are an employee who participates in the Change of Control Plan (as defined below), your termination of employment within two (2) years following a Change of Control (i) by the Company other than for Cause, Disability (as defined below), or as a result of your death or (ii) by you for Good Reason (as defined in the Change of Control Plan); or

(b)
if you are an employee who does not participate in the Change of Control Plan or the Change of Control Plan is no longer in effect, your termination of employment within two (2) years following a Change of Control by the Company other than for Cause, Disability (as defined below), or as a result of your death;

(v) “Change of Control” shall mean the occurrence of any of the following:
(A)     the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or
(B) individuals who, as of April 2, 1991, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 2, 1991, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or
(C)     the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then-outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.
Notwithstanding anything herein or in the Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Unit that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (A), (B), (C) or (D) above must also constitute a “change in control event,” as defined in U.S. Treasury Regulation § 1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Unit.

(vi)    “Change of Control Plan” shall mean the Company’s change of control and severance plan, including the Amgen Inc. Change of Control Severance Plan, as amended and restated, effective as of December 9, 2010 (and any subsequent amendments thereto), or equivalent plan governing the provision of benefits to eligible employees upon the occurrence of a Change of Control (including resulting from a termination of employment that occurs within a specified time period following a Change of Control), as in effect immediately prior to a Change of Control; and
(vii)    “Disability” shall be determined in accordance with the Company’s long-term disability plan as in effect immediately prior to a Change of Control.
II.Form and Timing of Payment. Subject to satisfaction of tax or similar obligations as provided for in Section III, any vested Units shall be paid by the Company in Shares (on a one-to-one basis) or in cash based on the Fair Market Value of the number of Shares subject to the vested Units as of the applicable Vesting Date, or in a combination of Shares and cash, as determined by the Administrator at any time prior to payment and in its discretion, as soon as practicable, and in any event within 90 days, after the applicable Vesting Date, which for purposes of this Section II, includes the date of any accelerated vesting, if any (the “Settlement Period”). [(For the avoidance of doubt, in the event that any Units continue to vest following a Voluntary Termination in accordance with Section 1(d) above, the Vesting Date(s) for purposes of payments pursuant to this Section II shall be the regularly scheduled Vesting Dates following such termination.]*4 Notwithstanding anything to the contrary in the foregoing, in the event that (i) the vesting and settlement of Units is conditioned on your execution and delivery of a release and (ii) the Settlement Period commences in one calendar year and ends in the next calendar year, the Units will be paid in the second calendar year. Shares issued in respect of a Unit shall be deemed to be issued in consideration of past services actually rendered by you to the Company or an Affiliate or for its benefit for which you have not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value thereof.

III.Tax Withholding; Issuance of Certificates. Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax Obligations”), you acknowledge that the ultimate liability for all Tax Obligations is and remains your responsibility and may exceed the amount actually withheld by the Company and/or your Employer. You further acknowledge that the Company and/or your Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Units, including the grant of the Units, the vesting of Units, the conversion of the Units into Shares or the receipt of an equivalent cash payment, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate your liability for Tax Obligations or achieve any particular tax result. Furthermore, if you become subject to tax in more than one jurisdiction, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you shall pay, or make adequate arrangements satisfactory to the Company or to your Employer (in their sole discretion) to satisfy all Tax Obligations. In this regard, you authorize the Company and/or your Employer or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:

(a)    withholding from your wages or other cash compensation paid to you by the Company and/or your Employer; or

(b)    withholding from proceeds of the sale of Shares acquired upon vesting or payment of the Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(c)    withholding in Shares to be issued or cash to be paid upon vesting or payment of the Units, provided that, if Shares are withheld, the Company and your Employer shall only withhold an amount of Shares with a fair market value equal to the Tax Obligations.
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4 Paragraph (d) of Section I of this Agreement is not applicable to awards identified by the Administrator as new hire, retention, special or promotion grants and the provisions of such paragraph shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

Depending on the withholding method, the Company may withhold or account for Tax Obligations by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the Tax Obligations are satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of your participation in the Plan (any Shares withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Plan and shall remain available for issuance thereunder).

Finally, you shall pay to the Company or your Employer any amount of Tax Obligations that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. You agree to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section III. Notwithstanding Section II above, the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if you fail to comply with your obligations in connection with the Tax Obligations.

IV.Dividend Equivalents

(a)    Crediting and Payment of Dividend Equivalents. Subject to this Section IV, Dividend Equivalents shall be credited on each Unit granted to you under this Agreement in the manner set forth in the remainder of this Section IV. If the Company declares one or more dividends or distributions (each, a “Dividend”) on its Common Stock with a record date which occurs during the period commencing on the Grant Date through and including the day immediately preceding the day the shares of Common Stock subject to the Units are issued to you, whether in the form of cash, Common Stock or other property, then on the date such Dividend is paid to the Company’s stockholders you shall be credited with an amount equal to the amount or fair market value of such Dividend which would have been payable to you if you held a number of shares of Common Stock equal to the number of your Units as of the record date for such Dividend, unless the Units have been forfeited between the record date and payment date for such Dividend. Any such Dividend Equivalents shall be credited and deemed reinvested in the Common Stock as of the Dividend payment date. Dividend Equivalents shall be payable in full shares of Common Stock, unless the Administrator determines, at any time prior to payment and in its discretion, that they shall be payable in cash. Dividend Equivalents payable with respect to fractional shares of Common Stock shall be paid in cash.

(b)    Treatment of Dividend Equivalents. Except as otherwise expressly provided in this Section IV, any Dividend Equivalents credited to you shall be subject to all of the provisions of this Agreement which apply to the Units with respect to which they have been credited and shall be payable, if at all, at the time and to the extent that the underlying Unit becomes payable. Dividend Equivalents shall not be payable on any Units that do not vest, or are forfeited, pursuant to the terms of this Agreement.

V.Transferability. No benefit payable under, or interest in, this Agreement or in the Shares that are scheduled to be issued to you hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section V shall prevent transfer (i) by will or (ii) by applicable laws of descent and distribution.

VI.Notices. Any notices provided for in this Agreement or the Plan shall be given in writing or electronically and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail or equivalent foreign postal service, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company Stock Administrator. Such notices may be given using any automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, as approved by the Company.

VII.Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, including without limitation the provisions of Section 9.5 of the Plan relating to Restricted Stock Units, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

VIII.Governing Law and Venue. The terms of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Agreement is made and/or to be performed.

IX.Code Section 409A. The time and form of payment of the Units is intended to comply with the requirements of Code Section 409A and this Agreement shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Accordingly, no acceleration or deferral of any payment shall be permitted if it would cause the payment of the Units to violate Code Section 409A. In addition, notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee (as defined in the Plan) determines that it may be necessary or appropriate to do so, the Committee may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and/or the Units from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this Award, or (b) comply with the requirements of Code Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Committee to adopt any such amendment, policy or procedure or take any such other action. For purposes of Code Section 409A, the right to receive payment of Units at each Vesting Date shall be treated as a right to receive separate and distinct payments.

X.Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding that the terms set forth in this Agreement constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Agreement, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

XI.Acknowledgment of Nature of Plan and Units. In accepting this Agreement, you acknowledge that:

(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b)    the grant of the Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Units, or benefits in lieu of Units even if Units have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)    your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;

(e)    your participation in the Plan is voluntary;

(f)    the grant of Units, the Shares subject to the Units, and the income and value of same, are not intended to replace any pension rights or compensation;

(g)    neither the grant of Units nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment and shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(h)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i)    in consideration of the grant of Units hereunder, no claim or entitlement to compensation or damages arises from termination of Units, and no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from termination of your employment by the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and you irrevocably release the Company and your Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim;

(j)    unless otherwise agreed with the Company, the Units, the Shares subject to the Units, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate of the Company;

(k)    except as otherwise provided in this Agreement or the Plan, the Units and the benefits evidenced by this Agreement do not create any entitlement to have the Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(l)    the following provisions apply only if you are providing services outside the United States:
(i) for employment law purposes outside the United States, the Units, Shares subject to the Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments; and
(ii) neither the Company, the Employer nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Units or of any amounts due to you pursuant to the settlement of the Units or the subsequent sale of any Shares acquired upon settlement.
XII.No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

XIII.Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, if you are employed by the Company or an Affiliate in any of the countries identified in the attached Appendix A (which constitutes a part of this Agreement), are subject to the laws of any foreign jurisdiction, or relocate to one of the countries included in the attached Appendix A, the Units granted hereunder shall be subject to any special terms and conditions for your country set forth in Appendix A and to the following additional terms and conditions:

a.
the terms and conditions of this Agreement, including Appendix A, are deemed modified to the extent necessary or advisable to comply with applicable foreign laws or facilitate the administration of the Plan;

b.
if applicable, the effectiveness of your award of Units is conditioned upon its compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption and subject to receipt of any required foreign regulatory approvals;

c.	to the extent necessary to comply with applicable foreign laws, the payment of any earned Units shall be made in cash or Common Stock, at the Company’s election; and

d.
the Company may take any other action, before or after an award of Units is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding anything to the contrary contained herein, the Company shall not take any actions hereunder that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation, or the rules of any Securities Exchange. Notwithstanding anything to the contrary contained herein, the Shares issuable upon vesting of the Unit shall not be issued unless such

Shares are then registered under the Securities Act, or, if such Shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act, and that the issuance satisfied all other applicable legal requirements.
XIV.Data Privacy and Notice of Consent. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, your Employer, the Company, and Affiliates of the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and your Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor, for the purposes of implementing, administering and managing the Plan (“Data”).
You understand that Data may be transferred to Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, or any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, including outside the European Economic Area and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize your Employer, the Company, Affiliates of the Company, Merrill Lynch Bank & Trust Co., FSB, or any successor thereto, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing your participation in the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to any other broker, escrow agent or other third party with whom the Shares received upon vesting of the Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Units or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
XV.Severability. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Agreement to be construed so as to foster the intent of this Agreement and the Plan.

XVI.Language. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

XVII.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

XVIII.Compensation Subject to Recovery. The Units subject to this Award and all compensation payable with respect to them shall be subject to recovery by the Company pursuant to any and all of the Company’s policies with respect to the recovery of compensation, as they shall be in effect and may be amended from time to time, to the maximum extent permitted by applicable law.

XIX.Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other grantee.

Very truly yours,
AMGEN INC.

By:_____________________
Name:
Title:

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE
AMENDED AND RESTATED
AMGEN INC. 2009 EQUITY INCENTIVE PLAN,
AS AMENDED AND/OR RESTATED FROM TIME TO TIME

GRANT OF RESTRICTED STOCK UNITS
(BY COUNTRY)

Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement to which this Appendix is attached.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Units granted under the Plan if, under applicable law, you are a resident of, are deemed to be a resident of or are working in one of the countries listed below.  Furthermore, the additional terms and conditions that govern any Units granted hereunder may apply to you if you transfer employment and/or residency to one of the countries listed below and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to you.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of February 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated when you vest in the Units and acquire Shares under the Plan, or when you subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

ALL NON-U.S. JURISDICTIONS

NOTIFICATIONS

Insider Trading Restrictions/Market Abuse Laws. Depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell Shares or rights to Shares (e.g., Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws of your country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You are responsible for ensuring your compliance with any applicable restrictions and you should speak with your personal legal advisor on this matter.

APPENDIX A-1

Foreign Asset/Account Reporting. Your country of residence may have certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any Dividends or Dividend Equivalents received, or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside of your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You are responsible for ensuring your compliance with such regulations, and you should speak with your personal legal advisor on this matter.

AUSTRALIA

NOTIFICATIONS

Australia Offer Document. The offer of the Award is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the Offer of Restricted Stock Units to Australian Resident Employees.

Exchange Control Information. If you are an Australian resident, exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report.

AUSTRIA

NOTIFICATIONS

Exchange Control Information.  If you are an Austrian resident and you hold Shares acquired under the Plan outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not meet or exceed €30,000,000 or if the value of the Shares in any given year as of December 31 does not meet or exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The quarterly reporting date is as of the last day of the respective quarter and the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.

A separate reporting requirement applies when you sell Shares acquired under the Plan, receive a cash Dividend paid on such Shares or Dividend Equivalents paid in cash. In that case, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all cash accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

APPENDIX A-2

BELGIUM

NOTIFICATIONS

Tax Reporting; Foreign Asset/Account Reporting Information.  If you are a Belgian resident, you are required to report any taxable income attributable to the Units granted hereunder on your annual tax return. You are also required to report any securities (e.g., Shares acquired under the Plan) held and bank accounts (including brokerage accounts) opened and maintained outside of Belgium on your annual tax return. In a separate report, you are required to provide the National Bank of Belgium with the account details of any such foreign accounts (including the account number, bank name and country in which such account was opened). This report, as well as information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BRAZIL

TERMS AND CONDITIONS

Compliance with Law. By accepting the Units, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with the vesting of the Units, the sale of Shares acquired under the Plan, the payment of Dividends on such Shares and the receipt of any Dividend Equivalents paid in cash.

Acknowledgement of Nature of Plan and Units. This provision supplements Section XI of the Agreement:

In accepting this Agreement, you acknowledge (i) that you are making an investment decision, (ii) that the Shares will be issued to you only if the vesting conditions are met and any necessary services are rendered by you during the vesting period set forth in the Vesting Schedule, and (iii) that the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.

NOTIFICATIONS

Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit annually a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. If such amount exceeds US$100,000,000, the referenced declaration must be submitted quarterly. Assets and rights that must be reported include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including Shares acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, such as real estate. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil. Individuals holding assets and rights outside of Brazil valued at less than US$100,000 are not required to submit a declaration.

APPENDIX A-3

BULGARIA

Foreign Asset/Account Reporting Information. If you make any payments to or receive any payments from abroad related to the Plan and the respective amount exceeds BGN 100,000, you should fill in and submit to the respective local bank a specific statistical form regarding the source of the income prior to the ordering of the payment or within thirty (30) days of receipt of a notice by the bank that the amount is in your bank account.

CANADA

TERMS AND CONDITIONS

Termination of Employment. Section I(i) of the Agreement is amended to read as follows:

(i) “termination of your active employment” shall mean the last date that you are either an active employee of the Company or an Affiliate or actively engaged as a Director of the Company or an Affiliate; in the event of involuntary termination of your employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), your right to receive any Units and vest under the Plan, if any, will terminate effective as of the date that is the earlier of: (1) the date you receive notice of termination of employment from the Company or your Employer, or (2) the date you are no longer actively employed by the Company or your Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). Your right, if any, to acquire Shares pursuant to the Units after termination of employment will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law;

Form of Settlement - Units Payable Only in Shares.  Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Units do not provide any right for you, as a resident of Canada, to receive a cash payment and shall be paid in Shares only.

The following provisions will apply to you if you are a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (« Agreement »), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy Notice and Consent.  This provision supplements Section XIV of the Agreement:

You hereby authorize the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. You further authorize the Company and your Employer to disclose and discuss your participation in the Plan with their advisors. You also authorize the Company and your Employer to record such information and keep it in your employee file.

APPENDIX A-4

NOTIFICATIONS

Securities Law Information. You are permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed (e.g., the NASDAQ Global Select Market).

Foreign Asset/Account Reporting Information. Foreign property, including Shares, stock options and other rights to receive Shares (e.g., Units) of a non-Canadian company held by a Canadian resident employee generally must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the employee’s foreign property exceeds C$100,000 at any time during the year. Thus, such stock options and Units must be reported - generally at nil cost - if the C$100,000 cost threshold is exceeded because other foreign property is held by the employee. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the employee owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares.

CHILE

NOTIFICATIONS

Securities Law Information. The offer of Restricted Stock Units (“Units”) constitutes a private offering in Chile effective as of the Grant Date. The offer of Units is made subject to ruling N° 336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the Units are not registered in Chile, the Company is not required to provide public information about the Units or the Shares in Chile. Unless the Units and/or the Shares are registered with the SVS, a public offering of such securities cannot be made in Chile.

Información bajo la Ley de Mercado de Valores. Esta oferta de Unidades de Acciones Restringidas (“Unidades”) constituye una oferta privada en Chile y se inicia en la Fecha de la Concesión. Esta oferta de Unidades se acoge a las disposiciones de la Norma de Carácter General N° 336 de la Superintendencia de Valores y Seguros de Chile (“SVS”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse las Unidades de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los Unidades o sus Acciones. Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Exchange Control Information. You are responsible for complying with foreign exchange requirements in Chile. You should consult with your personal legal advisor regarding any applicable exchange control obligations prior to vesting in the Units or receiving proceeds from the sale of Shares acquired at vesting, cash Dividends or Dividend Equivalents.

You are not required to repatriate funds obtained from the sale of Shares or the receipt of any Dividends or Dividend Equivalents. However, if you decide to repatriate such funds, you must do so through the Formal Exchange Market if the amount of funds exceeds US$10,000. In such case, you must report the payment to a commercial bank or registered foreign exchange office receiving the funds. If your aggregate investments held outside of Chile exceed US$5,000,000 (including Shares and any cash proceeds obtained under the Plan) in the relevant calendar year, you must report the investments quarterly to the Central Bank. Annex

APPENDIX A-5

3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report. Please note that exchange control regulations in Chile are subject to change.

Foreign Asset/Account Reporting Information. The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 15 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If you are not a Chilean citizen and have been a resident in Chile for less than three (3) years, you are exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website: www.sii.cl.

Investments abroad must also be registered with the CIRS for you to be entitled to a foreign tax credit for any tax withheld on Dividends abroad, if applicable, and such registration also provides evidence of the acquisition price of the Shares (which will be zero) which you will need when the Shares are sold. You should consult with your personal legal advisor regarding how to register with the CIRS.

CHINA

TERMS AND CONDITIONS

The following terms apply only to individuals who are subject to exchange control restrictions in the People’s Republic of China (the “PRC”), as determined by the Company in its sole discretion:

Vesting of the Units. [Notwithstanding anything to the contrary in Section I(d) of the Agreement, if your employment with the Company or an Affiliate terminates due to your Voluntary Termination, as defined in Section I(d), then the vesting of Units granted under this Agreement shall be accelerated to vest as of the day immediately preceding such Voluntary Termination with respect to all Units granted hereunder.]*5
Sale Requirement. Notwithstanding anything to the contrary in the Agreement, due to exchange control laws in the PRC, you agree that the Company reserves the right to require the immediate sale of any Shares issued upon settlement of the Units. You understand and agree that any such immediate sale of Shares will occur as soon as is practical following settlement of the Units. Alternatively, if the Shares are not immediately sold upon settlement of the Units, the Company will require the sale of any Shares you may then hold within six (6) months (or such other period as may be required under applicable legal or exchange control requirements) following the termination of your employment with the Company including its Affiliates.

_____________________________
5 Paragraph (d) of Section I of the Agreement is not applicable to awards identified by the Administrator as new hire, retention, special or promotion grants and the provisions of such paragraph shall be reserved and references thereto identified by an asterisk (*) shall be omitted from the agreements evidencing such grants.

APPENDIX A-6

You agree that the Company is authorized to instruct Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company to assist with the sale of the Shares on your behalf pursuant to this authorization, and you expressly authorize such broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the Shares, you will receive the cash proceeds from the sale, less any applicable Tax Obligations, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

You acknowledge that Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the settlement date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the settlement date (which is the amount relevant to determining your liability for Tax Obligations). You understand and agree that the Company is not responsible for the amount of any loss that you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.

Designated Broker Account. If Shares issued upon the settlement of the Units are not immediately sold, you acknowledge that you are required to maintain the Shares in an account with Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company until the Shares are sold through such Company-designated broker.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued to you upon settlement of the Units and from the receipt of any Dividends or Dividend Equivalents to China. You further understand that, under applicable laws, such repatriation of your cash proceeds will need to be effectuated through a special exchange control account established by the Company or any Affiliate, including the Employer, and you hereby consent and agree that any proceeds may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the proceeds to you as soon as possible, but that there may be delays in distributing the funds to you due to exchange control requirements in China. Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to you in U.S. dollars, you will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, the Company is under no obligation to secure any particular currency conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

NOTIFICATIONS

Foreign Asset/Account Reporting Information. PRC residents are required to report to the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. Shares or Units acquired under the Plan and Plan-related transactions may be subject to reporting under these new rules. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

APPENDIX A-7

COLOMBIA
NOTIFICATIONS
Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information. Investment in assets located abroad (such as Shares acquired under the Plan) does not require prior approval from the Central Bank (Banco de la República). Nonetheless, such investments are subject to exchange control regulations. If you are a Colombian resident and the value of your aggregate investments held abroad (including Shares) equals or exceeds US$500,000 as of December 31 of the applicable calendar year, these investments must be registered with the Central Bank. Upon the sale or other disposition of investments (including Shares, Dividends and Dividend Equivalents) which have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the year of the sale or disposition (or a fine of up to 200% of the value of the infringing payment will apply). When investments held abroad are sold or otherwise disposed of, regardless of whether they have been registered with the Central Bank, Colombian residents must repatriate the proceeds to Colombia by selling currency to a Colombian bank and filing a Form No. 4.

CROATIA
NOTIFICATIONS
Exchange Control Information. Croatian residents must report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes. Prior approval from the Croatian National Bank for bank accounts opened abroad is no longer required to be obtained. You should be aware that exchange control regulations in Croatia are subject to frequent change and you are solely responsible for ensuring your continued compliance with current Croatian exchange control laws.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information.  Proceeds from the sale of Shares, any Dividends paid on such Shares or Dividend Equivalents may be held in a cash account abroad and you are no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies you specifically that such reporting is required. Upon request of the CNB, you may need to file a notification within fifteen (15) days of the end of the calendar quarter in which you acquire Shares.

DENMARK

TERMS AND CONDITIONS

Danish Stock Option Act. In accepting the Units, you acknowledge that you have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to you and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to your participation in the Plan.

APPENDIX A-8

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  If you establish an account holding Shares or an account holding cash outside of Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (These obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Information.  If you hold Shares acquired under the Plan in a brokerage account with a broker or bank outside of Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must sign and file a Form V (Erklaering V) with the Danish Tax Administration. Both you and the broker/bank must sign the Form V, unless an exemption from the broker/bank signature requirement is obtained from the Danish Tax Administration. It is possible to seek an exemption on the Form V, which you should do at the time you submit the Form V. By signing the Form V, you and the broker or bank undertake an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the brokerage-deposit account as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of Form V can be found at the following website: www.skat.dk.

In addition, if you open a brokerage or bank account with a U.S. bank, the account will be treated as a “deposit account” because cash can be held in the account. Therefore, you also must file a Form K (Erklaering K) with the Danish Tax Administration. Both you and the broker/bank must sign the Form K, unless an exemption from the broker/bank signature requirement is obtained from the Danish Tax Administration. It is possible to seek an exemption on the Form K, which you should do at the time you submit the Form K. By signing the Form K, you and the broker or bank undertake an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account as part of your annual income tax return. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.

EGYPT

NOTIFICATIONS

Exchange Control Information. If you transfer funds into Egypt in connection with the Units, you are required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the grant, you confirm having read and understood the Plan and Agreement which were provided in the English language. You accept the terms of these documents accordingly.

En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

APPENDIX A-9

NOTIFICATIONS

Foreign Asset/Account Reporting Information. French residents and non-residents must declare to the Customs Authorities the cash and securities they import or export without the use of a financial institution when the value of such cash or securities exceeds €10,000. French residents with foreign account balances exceeding €1,000,000 must report any transactions carried out on those accounts to the Bank of France on a monthly basis. French residents also must report all foreign bank and brokerage accounts on an annual basis (including accounts opened or closed during the tax year) on a specific form together with the income tax return. Failure to comply could trigger significant penalties.

GERMANY

NOTIFICATIONS

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of Dividends or Dividend Equivalents), the report must be made by the 5th day of the month following the month in which the payment was received and must be filed electronically. The form of report (Allgemeine Meldeportal Statistik) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. You are responsible for satisfying any applicable reporting obligation.

GREECE

There are no country-specific provisions.

HONG KONG

TERMS AND CONDITIONS

Form of Settlement - Units Payable Only in Shares.  Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Units do not provide any right for you to receive a cash payment and shall be paid in Shares only.

Sale of Shares.  Shares received at vesting are accepted as a personal investment. In the event that Shares are issued in respect of the Units within six (6) months of the Grant Date, you agree that you will not offer to the public or otherwise dispose of the Shares prior to the six (6)-month anniversary of the Grant Date.

NOTIFICATIONS

SECURITIES WARNING:  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in doubt about any of the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice. The Units and any Shares issued in respect of the Units do not constitute a public offering of securities under Hong Kong law and are available only to members of the Board and Employees. The Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Units and any documentation related thereto are intended solely for the personal use of each member of the Board and/or Employee and may not be distributed to any other person.

APPENDIX A-10

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
HUNGARY

There are no country-specific provisions.

ICELAND

Notifications

Exchange Control Information. You should consult with your personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

NOTIFICATIONS

Exchange Control Information.  You understand that you must repatriate any cash Dividends paid on Shares acquired under the Plan to India or any Dividend Equivalents paid in cash within one hundred and eighty (180) days of receipt, and any proceeds from the sale of Shares acquired under the Plan within ninety (90) days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency, and you must maintain the FIRC as proof of repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with these requirements.

Foreign Asset/Account Reporting Information. You are required to declare foreign bank accounts and any foreign financial assets (including Shares held outside of India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor in this regard.

IRELAND

TERMS AND CONDITIONS

Acknowledgement of Nature of Plan and Units.  This provision supplements Section XI of the Agreement:

In accepting this Agreement, you understand and agree that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

ITALY

TERMS AND CONDITIONS

Data Privacy Notice. The following provision replaces Section XIV of the Agreement:

You understand that the Employer, the Company and any Affiliate may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares or directorships held in the Company or any Affiliate, details of all Awards

APPENDIX A-11

granted, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, managing and administering the Plan (“Data”).

You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Amgen Dompe S.p.A., with registered offices at Via Tazzoli, 6 - 20154 Milan, Italy.

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. You understand that Data may also be transferred to the independent registered public accounting firm engaged by the Company. You further understand that the Company and/or any Affiliate will transfer Data among themselves as necessary for the purposes of implementing, administering and managing your participation in the Plan, and that the Company and/or any Affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom you may elect to deposit any Shares acquired at vesting of the Units. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan. You understand that these recipients may be located in or outside of the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing.

Furthermore, you are aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting your local human resources representative.

Acknowledgement of Nature of Agreement. In accepting this Agreement, you acknowledge that (1) you have received a copy of the Plan, the Agreement and this Appendix; (2) you have reviewed the applicable documents in their entirety and fully understand the contents thereof; and (3) you accept all provisions of the Plan, the Agreement and this Appendix.

For any Units granted, you further acknowledge that you have read and specifically and explicitly approve, without limitation, the following sections of the Agreement: Section I; Section II; Section III; Section VIII; Section X; Section XI; Section XIV (as replaced by the above consent); Section XVI; and Section XVII.

APPENDIX A-12

NOTIFICATIONS

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy  are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Foreign Financial Assets Tax. The fair market value of any Shares held outside of Italy is subject to a foreign assets tax. The fair market value is considered to be the value of the Shares on the NASDAQ Global Select Market on December 31 of the applicable year in which you held the Shares (or when the Shares are acquired during the course of the year, the tax is levied in proportion to the actual days of holding over the calendar year). You should consult with your personal tax advisor about the foreign financial assets tax.

JAPAN

NOTIFICATIONS

Foreign Asset/Account Reporting Information. You will be required to report to the Japanese tax authorities details of any assets held outside of Japan as of December 31st (including any Shares acquired under the Plan) to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to include in the report details of any Shares or cash that you hold.

JORDAN

There are no country-specific provisions.

KOREA

NOTIFICATIONS

Exchange Control Information. You are required to repatriate any proceeds of US$500,000 or more realized in a single transaction from the sale of Shares or the receipt of Dividends or Dividend Equivalents to Korea within three (3) years of receipt.

Foreign Asset/Account Reporting Information. You are required to declare all foreign financial accounts (e.g. non-Korean bank accounts, brokerage accounts holding Shares, etc.) to the Korean tax authority and file a report regarding such accounts if the monthly balance of such accounts exceeds KRW1,000,000,000 (or an equivalent amount in foreign currency) on any month-end date during a calendar year. It is your responsibility to comply with this reporting obligation and you should consult your personal tax advisor to ensure compliance with this requirement.

LATVIA

There are no country-specific provisions.

APPENDIX A-13

LEBANON

Securities Law Information. The Plan does not constitute the marketing or offering of securities in Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offerings under the Plan are being made only to eligible Employees of the Employer, the Company or an Affiliate.

LITHUANIA

There are no country-specific provisions.

MEXICO

TERMS AND CONDITIONS

Acknowledgement of the Agreement.  In accepting the Award granted hereunder, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix. You further acknowledge that you have read and specifically and expressly approve the terms and conditions of Section XI of the Agreement, in which the following is clearly described and established:

(1)    Your participation in the Plan does not constitute an acquired right.

(2)	The Plan and your participation in the Plan are offered by Amgen Inc. on a wholly discretionary basis.

(3)    Your participation in the Plan is voluntary.

(4)	Amgen Inc. and its Affiliates are not responsible for any decrease in the value of the Units granted and/or Shares issued under the Plan.

Labor Law Acknowledgement and Policy Statement.  In accepting any Award granted hereunder, you expressly recognize that Amgen Inc., with registered offices at One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Shares do not constitute an employment relationship between you and Amgen Inc. since you are participating in the Plan on a wholly commercial basis and your sole employer is Amgen Latin America Services, S.A. de C.V. (“Amgen-Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your Employer, Amgen-Mexico, and do not form part of the employment conditions and/or benefits provided by Amgen-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of Amgen Inc.; therefore, Amgen Inc. reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against Amgen Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to Amgen Inc., its Affiliates, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

APPENDIX A-14

Spanish Translation

Reconocimiento del Otorgamiento.  Al aceptar cualquier Otorgamiento bajo el presente documento, usted reconoce que ha recibido una copia del Plan, que ha revisado el mismo en su totalidad, así como también el Acuerdo de Opción, el Acuerdo, incluyendo este Apéndice, además que comprende y está de acuerdo con todas las disposiciones tanto del Plan y del Otorgamiento, incluyendo este Apéndice. Asimismo, usted reconoce que ha leído y manifiesta específicamente y expresamente la conformidad con los términos y condiciones establecidos en la Sección X del Acuerdo, en los que se establece y describe claramente que:

(1)	Su participación en el Plan de ninguna manera constituye un derecho adquirido.

(2)	El Plan y su participación en el mismo son ofrecidos por Amgen Inc. de forma completamente discrecional.

(3)    Su participación en el Plan es voluntaria.

(4)	Amgen Inc. y sus Afiliados no son responsables de ninguna disminución en el valor de Unidades o de las Acciones Comunes emitidas mediante el Plan.

Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar cualquier Otorgamiento de Acciones bajo el presente, usted reconoce expresamente que Amgen Inc., con oficinas registradas localizadas en One Amgen Center Drive, Thousand Oaks, California 91320, U.S.A., es la única responsable de la administración del Plan y que su participación en el mismo y la adquisición de Acciones Comunes no constituyen de ninguna manera una relación laboral entre usted y Amgen Inc., debido a que su participación en el Plan es únicamente una relación comercial y que su único empleador es Amgen Latin America Services, S.A. de C.V. (“Amgen-México”). Derivado de lo anterior, usted reconoce expresamente que el Plan y los beneficios a su favor que pudieran derivar de la participación en el mismo, no establecen ningún derecho entre usted y su empleador, Amgen - México, y no forman parte de las condiciones laborales y/o los beneficios otorgados por Amgen - México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o desmejora de los términos y condiciones de su trabajo.

Asimismo, usted entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de Amgen Inc., por lo tanto, Amgen Inc. se reserva el derecho absoluto de modificar y/o descontinuar su participación en el Plan en cualquier momento y sin ninguna responsabilidad para usted.

Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de Amgen Inc., por cualquier compensación o daños y perjuicios, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia usted exime amplia y completamente a Amgen Inc. de toda responsabilidad, como así también a sus Afiliadas, accionistas, directores, agentes o representantes legales con respecto a cualquier demanda que pudiera surgir.

MOROCCO

TERMS AND CONDITIONS

Sale Requirement. Notwithstanding anything to the contrary in the Agreement, due to exchange control laws in Morocco, you agree that the Company reserves the right to require the immediate sale of any Shares acquired upon settlement of the Units. Alternatively, if the Shares are not immediately sold upon settlement of the Units, the Company may require the sale of any Shares at a later date, including upon termination of your employment.

APPENDIX A-15

You agree that the Company is authorized to instruct Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company to assist with the sale of the Shares on your behalf pursuant to this authorization, and you expressly authorize such broker to complete the sale of such Shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate the sale of the Shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and to otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. Upon the sale of the Shares, you will receive the cash proceeds from the sale, less any applicable Tax Obligations, brokerage fees or commissions, in accordance with applicable exchange control laws and regulations.

You acknowledge that Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company is under no obligation to arrange for the sale of the Shares at any particular price. Due to fluctuations in the Share price and/or applicable exchange rates between the settlement date and (if later) the date on which the Shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the market value of the Shares on the settlement date (which is the amount relevant to determining your liability for Tax Obligations). You understand and agree that the Company is not responsible for the amount of any loss that you may incur and that the Company assumes no liability for any fluctuations in the Share price and/or any applicable exchange rate.

Designated Broker Account. If Shares issued upon the settlement of the Units are not immediately sold, you acknowledge that you are required to maintain the Shares in an account with Merrill Lynch Bank and Trust Co., FSB or such other designated broker as may be selected by the Company until the Shares are sold through such Company-designated broker.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the sale of the Shares issued upon settlement of the Units to Morocco. You further understand that such repatriation of your cash proceeds may be effectuated through a bank account established by the Company or any Affiliate, including the Employer, and you hereby consent and agree that any proceeds from the sale of the Shares may be transferred to such bank account prior to being delivered to you. If repatriation of your cash proceeds is not effectuated through a bank account established by the Company or any Affiliate, including the Employer, you hereby agree to maintain your own records proving repatriation and to provide copies of these records upon request by the Company or any Affiliate, including the Employer, or the Moroccan Exchange Control Office (Office des Changes). Further, you acknowledge and understand that the net proceeds that you realize from your participation in the Plan must be converted from U.S. dollars to Dirham, and that neither the Company nor any Affiliate, including the Employer, has any obligation to, but may nonetheless, convert the net proceeds on your behalf using any exchange rate chosen by the Company; if funds are so converted, they will be converted as soon as practicable after sale, which may not be immediately after the sale date. Further, if such currency conversion occurs, you will bear the risk of any fluctuation in the U.S. dollar/Dirham exchange rate between the date you realize U.S. dollar proceeds from your participation in the Plan and the date that you receive cash proceeds converted to Dirham. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in Morocco.

NETHERLANDS

There are no country-specific provisions.

APPENDIX A-16

NEW ZEALAND

There are no country-specific provisions.

NORWAY

There are no country-specific provisions.

PERU

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section XI of the Agreement:

In accepting this Agreement, you acknowledge that the Units are being granted ex gratia to you with the purpose of rewarding you.

NOTIFICATIONS

Securities Law Information. The grant of Units is considered a private offering in Peru; therefore, it is not subject to registration.

POLAND

NOTIFICATIONS

Exchange Control Information.  Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must file reports with the National Bank of Poland if the aggregate value of Shares and cash held in such foreign accounts exceeds PLN 7,000,000. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and must be filed on special forms available on the website of the National Bank of Poland. In addition, Polish residents are required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently €15,000). You must store all documents connected with any foreign exchange transactions you engage in for a period of five (5) years from the end of the year when such transactions were made. Penalties may apply for failure to comply with exchange control requirements.

PORTUGAL

TERMS AND CONDITIONS
Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.

Conhecimento da Lingua. Por meio do presente, eu declaro expressamente que tem pleno conhecimento da língua inglesa e que li, compreendi e livremente aceitei e concordei com os termos e condições estabelecidas no Plano e no Acordo.

PUERTO RICO

There are no country-specific provisions.

APPENDIX A-17

ROMANIA

NOTIFICATIONS

Exchange Control Information. Any transfer of funds exceeding €15,000 (whether via one transaction or several transactions that appear to be linked to each other) must be reported to the National Office for Prevention and Control of Money Laundering on specific forms by the relevant bank or financial institution. If you deposit proceeds from the sale of Shares or the receipt of Dividends or Dividend Equivalents in a bank account in Romania, you may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income. You should consult with a legal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

RUSSIA

TERMS AND CONDITIONS

Exchange Control Requirements. You understand and agree that, pursuant to Russian exchange control requirements, you will be required to repatriate to Russia the cash proceeds from the sale of the Shares issued to you upon settlement of the Units and from the receipt of any Dividend Equivalents paid on such Shares, unless such proceeds will be paid into and held in your brokerage account in the U.S., for example, for reinvestment purposes. As an express statutory exception to this requirement, cash dividends (but not dividend equivalents) paid on Shares can be paid directly into a foreign bank or brokerage account opened with a foreign bank located in Organisation for Economic Co-operation and Development (“OECD”) or Financial Action Task Force (“FATF”) countries, without first remitting them to a bank account in Russia. Other statutory exceptions may apply, and you should consult with your personal legal advisory in this regard.

You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in Russia. Without limiting the generality of the foregoing, you acknowledge that the Company reserves the right, in its sole discretion depending on developments in Russian exchange control laws and regulations, to force the immediate sale of any Shares to be issued upon vesting of the Units. You further agree that, if applicable, the Company is authorized to instruct Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) to assist with the mandatory sale of such Shares (on your behalf pursuant to this authorization) and you expressly authorize Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) to complete the sale of such Shares. You further acknowledge that Merrill Lynch Bank & Trust Co., FSB (or such other broker as may be designated by the Company) is under no obligation to arrange for the sale of the Shares at any particular trading price. Upon the sale of Shares, you will receive the cash proceeds from the sale of Shares, less any brokerage fees or commissions and subject to your obligations in connection with the Tax Obligations.

Securities Law Requirements.  Any Units granted hereunder, the Agreement, including this Appendix, the Plan and all other materials you may receive regarding your participation in the Plan or any Units granted hereunder do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia; therefore, Shares may not be offered or placed in public circulation in Russia.

In no event will Shares acquired under the Plan be delivered to you in Russia; all Shares will be maintained on your behalf in the United States.

You are not permitted to sell any Shares acquired under the Plan directly to a Russian legal entity or resident.

APPENDIX A-18

Labor Law Acknowledgement. You acknowledge that if you continue to hold Shares acquired under the Plan after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.

Data Privacy Notice. The following provision supplements Section XIV of the Agreement:

You understand and agree that you must complete and return a Consent to Processing of Personal Data (the “Consent”) form to the Company. Further, you understand and agree that if you do not complete and return a Consent form to the Company, the Company will not be able to administer or maintain the Units. Therefore, you understand that refusing to complete a Consent form or withdrawing your consent may affect your ability to participate in the Plan.

NOTIFICATIONS

Foreign Asset/Account Reporting Information.  Russian residents are required to notify Russian tax authorities within one (1) month of opening, closing or changing the details of a foreign account. Russian residents also are required to report (i) the beginning and ending balances in such a foreign bank account each year and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year. The tax authorities can require you to provide appropriate supporting documents related to transactions in a foreign bank account. You are encouraged to contact your personal advisor before remitting your proceeds from participation in the Plan to Russia as exchange control requirements may change.

Anti-Corruption Legislation Information. Individuals holding public office in Russia, as well as their spouses and dependent children, may be prohibited from opening or maintaining a foreign brokerage or bank account and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan). You should consult with your personal legal advisor to determine whether this restriction applies to your circumstances.

SINGAPORE

TERMS AND CONDITIONS

Restriction on Sale and Transferability. You hereby agree that any Shares acquired pursuant to the Units will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA” ).

NOTIFICATIONS

Securities Law Information. The grant of the Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements under the SFA, and is not made with a view to the Units being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors, associate directors and shadow directors of a Singapore Affiliate are subject to certain notification requirements under the Singapore Companies Act. The CEO, directors, associate directors and shadow directors of a Singapore Affiliate must notify the Singapore Affiliate in writing of an interest (e.g., Units, Shares, etc.) in the Company or any related company within two (2) business days of (i) its acquisition

APPENDIX A-19

or disposal, (ii) any change in a previously disclosed interest (e.g., when the Shares are sold), or (iii) becoming the CEO or a director, associate director or shadow director.

SLOVAK REPUBLIC

There are no country-specific provisions.

SLOVENIA

There are no country-specific provisions.

SOUTH AFRICA

TERMS AND CONDITIONS

Responsibility for Taxes. The following provision supplements Section III of the Agreement:
By accepting the Units, you agree that, immediately upon vesting and settlement of the Units, you will notify your Employer of the amount of any gain realized. If you fail to advise your Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between your actual tax liability and the amount withheld by your Employer.

NOTIFICATIONS

Exchange Control Information. Because no transfer of funds from South Africa is required under the Units, no filing or reporting requirements should apply when the Units are granted or when Shares are issued upon vesting and settlement of the Units. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the Units to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.

IMPORTANT NOTICE REGARDING ACCEPTANCE OF THE AWARD AND THE REQUIREMENT TO OPEN A BROKERAGE ACCOUNT:

RESIDENTS OF SOUTH AFRICA:  Please read this Award Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully.  If you, as a resident of South Africa, do not wish to receive this Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Award by contacting the Merrill Lynch call center +1 (609) 818-8910 (Merrill Lynch will accept the charges for your call) no later than the forty-fifth calendar day following the day on which this Award Notice is made available to you, in which case the Award will be cancelled. For the purpose of determining the forty-five calendar days, Day 1 will be the day immediately following the day on which this Award Notice is made available to you. Your failure to notify the Company of your rejection of the Award within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents. If you agree to the terms and conditions of your grant and you desire to accept it, then no further action is needed on your part to accept the grant. However, you must still open a brokerage account as directed by the Company, by 1:00 pm Pacific Time on or before the date that is 11 months after the date of grant. This step is necessary to process transactions related to your equity grant. If you do not open a brokerage account by this deadline, your grant will be cancelled.

APPENDIX A-20

SPAIN

TERMS AND CONDITIONS

Labor Law Acknowledgement. The following provision supplements Section XI of the Agreement:

By accepting the Units granted hereunder, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant any Units under the Plan to individuals who may be members of the Board or Employees of the Company or its Affiliates throughout the world. The decision is a limited decision, which is entered into upon the express assumption and condition that any Units granted will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis, other than as expressly set forth in the Agreement, including this Appendix. Consequently, you understand that the Units granted hereunder are given on the assumption and condition that they shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant of Units since the future value of the Units and the underlying Shares is unknown and unpredictable. In addition, you understand that any Units granted hereunder would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Units or right to Units shall be null and void.

Further, the vesting of the Units is expressly conditioned on your continued and active rendering of service, such that if your employment terminates for any reason whatsoever, the Units may cease vesting immediately, in whole or in part, effective on the date of your termination of employment (unless otherwise specifically provided in Section I of the Agreement). This will be the case, for example, even if (1) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) you terminate service due to a change of work location, duties or any other employment or contractual condition; (4) you terminate service due to a unilateral breach of contract by the Company or an Affiliate; or (5) your employment terminates for any other reason whatsoever. Consequently, upon termination of your employment for any of the above reasons, you may automatically lose any rights to Units that were not vested on the date of your termination of employment, as described in the Plan and the Agreement.
You acknowledge that you have read and specifically accept the conditions referred to in Section I of the Agreement.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Information. If you acquire Shares under the Plan, you must declare the acquisition to the Direccion General de Comercio e Inversiones (the “DGCI”). If you acquire the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for

APPENDIX A-21

you; otherwise, you will be required to make the declaration by filing a D-6 form. You must declare ownership of any Shares with the DGCI each January while the Shares are owned and must also report, in January, any sale of Shares that occurred in the previous year for which the report is being made, unless the sale proceeds exceed the applicable threshold, in which case the report is due within one (1) month of the sale.

Foreign Asset/Account Reporting Information.  You are required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed €1,000,000.
To the extent that you hold Shares and/or have bank accounts outside of Spain with a value in excess of €50,000 (for each type of asset) as of December 31 each year, you will be required to report information on such assets in your tax return (tax form 720) for such year.  After such Shares and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported Shares or accounts increases by more than €20,000. If the value of such Shares and/or accounts as of December 31 does not exceed €50,000, a summarized form of declaration may be presented.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

NOTIFICATIONS

Securities Law Information.  The Awards are not intended to be publicly offered in or from Switzerland. Because this is a private offering in Switzerland, the Units are not subject to registration in Switzerland. Neither this document nor any other materials relating to the Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Units may be publicly distributed nor otherwise made publicly available in Switzerland.

TAIWAN
NOTIFICATIONS
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of Dividends or Dividend Equivalents) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form. If the transaction amount is US$500,000 or more in a single transaction, you must also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND
NOTIFICATIONS
Exchange Control Information. If proceeds from the sale of Shares or the receipt of any Dividends or Dividend Equivalents exceed US$50,000, you must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within three hundred and sixty (360) days of repatriation, you must either convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai bank.

APPENDIX A-22

TUNISIA

NOTIFICATIONS
Exchange Control Information. You may be required to obtain prior authorization from the Central Bank of Tunisia (“CBT”) for the acquisition of Shares under the Plan. Because you do not pay anything for the Units or the underlying Shares, the application of this requirement to the Units is unclear. For this reason, you should consult your personal legal advisor prior to vesting and settlement or, at the latest, prior to repatriation of any proceeds back to Tunisia at which time you may also be able to apply for any necessary authorization from the CBT.

If you hold assets (including Shares acquired under the Plan) outside of Tunisia and the value of such assets exceeds a certain threshold (currently TDN 500), you must declare the assets to the CBT within six (6) months of their acquisition. In addition, if you sell the Shares acquired under the Plan or receive cash Dividends or Dividend Equivalents paid in cash, you are required to repatriate the proceeds to Tunisia. You are solely responsible for complying with all exchange control laws in Tunisia and should consult with your personal legal advisor in this regard.

TURKEY

NOTIFICATIONS

Securities Law Information. The Units are made available only to employees of the Company and its Affiliates, and the offer of participation in the Plan is a private offering. The grant of the Award and the issuance of Shares at vesting takes place outside of Turkey.

Exchange Control Information. Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency (“Decree 32”) and Communique No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of Shares under the Plan, the receipt of cash Dividends or Dividend Equivalents paid in cash) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. You should contact a personal legal advisor for further information regarding these requirements.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information. Units under the Plan are granted only to select Board members and Employees of the Company and its Affiliates and are for the purpose of providing equity incentives. The Plan and the Agreement are intended for distribution only to such Board members and Employees and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the Units offered pursuant to this Agreement. If you do not understand the contents of the Plan and/or the Agreement, you should consult an authorized financial adviser. The Emirates Securities and Commodities Authority and the Dubai Financial Services Authority have no responsibility for reviewing or verifying any documents in connection with the Plan. Further, the Ministry of the Economy and the Dubai Department of Economic Development have not approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

APPENDIX A-23

UNITED KINGDOM

TERMS AND CONDITIONS

Tax Withholding. This provision supplements Section III of the Agreement:

You agree that if you do not pay or your Employer or the Company does not withhold from you the full amount of income tax that you owe at issuance of Shares in respect of the Units, or the release or assignment of the Units for consideration, or the receipt of any other benefit in connection with the Units (the “Taxable Event”) within ninety (90) days after the end of the tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld and/or paid shall constitute a loan owed by you to your Employer, effective on the Due Date. You agree that the loan will bear interest at the official rate of HM Revenue and Customs (“HMRC”) and will be immediately due and repayable by you, and the Company and/or your Employer may recover it at any time thereafter (subject to Section III of the Agreement) by any of the means described in Section III of the Agreement. You also authorize the Company to delay the issuance of any Shares to you unless and until the loan is repaid in full.

Notwithstanding the foregoing, if you are an executive officer or director within the meaning of Section 13(k) of the Exchange Act, as amended from time to time, the terms of the immediately foregoing provision will not apply. In the event that you are an officer or executive director and income tax is not collected from you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) may be payable. You acknowledge that you are responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing your Employer for the value of any NICs due on this additional benefit, which the Company or your Employer may recover from you by any of the means set forth in Section III of the Agreement.

If the maximum applicable withholding rate is used, any over-withheld amount will be credited to you by the Company or your Employer (with no entitlement to the Common Stock equivalent) or if not so credited, you may seek a refund from the local tax authorities.

Joint Election. As a condition of the Units granted hereunder, you agree to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”), which may be payable by the Company or your Employer with respect to the Units and/or payment of the Units and issuance of Shares pursuant to the Units, the assignment or release of the Units for consideration, or the receipt of any other benefit in connection with the Units.

Without limitation to the foregoing, you agree to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for your Employer NICs payments on any such gains shall be transferred to you to the fullest extent permitted by law. You further agree to execute such other elections as may be required between you and any successor to the Company and/or your Employer. You hereby authorize the Company and your Employer to withhold such Employer NICs by any of the means set forth in Section III of the Agreement.

Failure by you to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by you and the Company or your Employer, as applicable, shall be grounds for the forfeiture and cancellation of the Units, without any liability to the Company or your Employer.

APPENDIX A-24

UNITED STATES

TERMS AND CONDITIONS

Termination of Employment. The following provision replaces Section I(i) of the Agreement:

(i)    “termination of your active employment” shall mean the last date that you are either an active employee of the Company or an Affiliate or actively engaged as a Director of the Company or an Affiliate; in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive Units and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed; provided, however, that such right will be extended by any notice period mandated by law (e.g., the Worker Adjustment and Retraining Notification Act (“WARN Act”) notice period or similar periods pursuant to local law) and any paid administrative leave (as applicable), unless the Company shall provide you with written notice otherwise before the commencement of such notice period or leave; provided further, that in no event shall payment of the Units be made after the close of your taxable year which includes the applicable Vesting Date or, if later, after the 15th day of the third calendar month following the applicable Vesting Date;

VENEZUELA

TERMS AND CONDITIONS

Form of Settlement - Units Payable Only in Shares.  Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the Units do not provide any right for you, as a resident of Venezuela, to receive a cash payment and shall be paid in Shares only. Notwithstanding the foregoing, the Company reserves the right to settle the Units in cash or force the immediate sale of any Shares acquired upon vesting or to otherwise amend or cancel the Units at any time in order to comply with the applicable exchange control laws in Venezuela.

NOTIFICATIONS

Securities Law Information. This offering is personal, private, exclusive and non-transferable and is made to you because you meet the eligibility requirements set forth in the Plan. This offering does not qualify as a public offering under the laws of the Bolivarian Republic of Venezuela and, therefore, previous authorization of the National Superintendent of Securities is not required.

Exchange Control Information. Exchange control restrictions in force in Venezuela at any particular time may limit the ability to vest in the Units or to remit funds into Venezuela following the receipt of cash proceeds from the sale of Shares acquired upon vesting under the Plan. You are responsible for complying with exchange control laws in Venezuela and neither the Company, its Affiliates nor your Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws. Because exchange control laws and regulations change frequently and without notice, you should consult with your personal legal advisor before accepting the Units to ensure compliance with current regulations.

APPENDIX A-25